                                                                   Exhibit 10.3

                               SECURED PROMISSORY NOTE

$1,266,400                        ATLANTA, GEORGIA            February __, 1995


     FOR VALUE RECEIVED, after date and in the manner herein set forth, the undersigned, BRIGHT TECHNOLOGIES, INC., a Georgia corporation (hereinafter referred to as "Maker") promises to pay to the order of TEE-COMM TELESERVICES, INC., a Georgia corporation, its successors and assigns (hereinafter referred to as "Holder") the principal sum of One Million Two Hundred Sixty-six Thousand Four Hundred Dollars ($1,266,400) payable with interest, and without offset or deduction in lawful money of the United States of America which shall at the time of payment be legal tender in payment of all debts and dues public and private, as follows:

     1.   PAYMENTS

          1.1. AMORTIZATION SCHEDULE. Monthly payments of interest only shall be made to the Holder on March 1, 1995 and on the first day of the succeeding eight months. Beginning December 1, 1995 regular monthly payments of principal and accrued interest shall be made to Holder. All payments hereunder shall be made in accordance with the attached amortization schedule, which the Holder acknowledges will be amended with the interest rate adjustments.

          1.2 INTEREST. The outstanding principal balance shall bear interest in an amount equal to the Prime Rate as set forth in The Wall Street Journal. The interest shall be adjusted every 18 months, based upon the Prime Rate in effect on the first day of each calendar quarter.

          1.3 MATURITY DATE. The entire unpaid principal balance and all accrued interest shall be due and payable on or before June 30, 2000 (hereinafter referred to as the "Maturity Date").

          1.4 PLACE AND PAYMENT. Payments hereunder shall be made to the Holder at 775 Main Street East, Milton, Ontario, Canada L9T3Z3, or at such other place as Holder may designate in writing from time to time.

          1.5 LATE CHARGE. If any installment provided for herein is not received by Holder within ten (10) days after due, Maker shall pay Holder a late charge equal to two percent (2%) of the amount due and Holder shall not be obligated to accept any past due payment not accompanied by said amount.

          1.6 In the event a court of competent jurisdiction enjoins or restrains Maker from using the assets transferred to Maker pursuant to the Asset Purchase Agreement of even date herewith, Maker may suspend payments hereunder proportionately with the amount of assets which are restrained or deemed unusable, and interest shall not accrue hereunder on the suspended portion, until such restraint is terminated. This section and section 1.7 following will be effective only in the event that a court of competent jurisdiction determines that Holder has violated the Final Judgment on Consent between Holder and Rates Technology Inc.

          1.7 In the event such court permanently enjoins or restrains Maker from using said assets or a portion thereof, payment of the principal balance and accrued interest shall be reduced pro rata in accordance with the purchase price set forth in the Asset Purchase Agreement.

     2. ATTORNEY'S FEES. Maker promises to pay (in addition to the above principal and interest) all costs of collection, including reasonable attorney's fees, if this Note is collected by or through an attorney at law.

     3. PREPAYMENT. This Note may be prepaid in whole or in part at any time without penalty or premium.

     4. DEFAULT. If default occurs in any of the payments required hereunder, or should Maker become insolvent or commit any act of bankruptcy or make an assignment for the benefit of creditors or authorize the filing or file a voluntary petition in bankruptcy or should a receiver of any of its property be appointed or should involuntary bankruptcy proceedings be filed or threatened against Maker, then, in any such event, at the option of the Holder hereof, at any time thereafter, without notice or demand, the unpaid principal balance of this Note and all accrued interest shall at once become due and payable and shall bear interest at the Default Rate (as hereinafter defined) from the date of such default or event. Failure to exercise any of said options shall not constitute a waiver on the part of Holder hereof of the right to exercise the same at any other time. The Default Rate shall be the Prime Rate as set forth in The Wall Street Journal plus three percent (3%) per annum.

     5. WAIVER. Maker, for itself, its successors and assigns, hereby expressly waives presentment for payment, demand, notice of demand, notice of dishonor, protest, notice of protest, diligence in collection and all other notices or demands whatsoever with respect to this Note or the enforcement hereof except as expressly provided for herein, and hereby consents to any and all indulgences granted by Holder, or any substitution, exchange or release of collateral permitted by Holder, all without in any way modifying, altering, releasing, affecting or limiting the validity of the indebtedness evidenced hereby or impairing any of Holder's rights following a default hereunder. No failure to accelerate the debt evidenced hereby by reason of default from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the United States or any state thereof; and Maker hereby expressly waives the benefit of any statute or rule of law or of equity now provided, or which may hereafter be provided, which would produce a result contradictory to or in conflict with the foregoing. No extension of the time for payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of Maker under this Note, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     6. EXEMPTIONS. Maker hereby waives and renounces for itself and its successors and assigns, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption or homestead now provided, or which may hereafter be provided by the Constitution or laws of the

United States of America or of any state thereof to and in all its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note. Maker hereby transfers, conveys and assigns to the Holder a sufficient amount of such homestead or exemption as may be set apart in bankruptcy, to pay this Note in full, with all costs of collection, and does hereby direct any trustee in bankruptcy having possession of such homestead or exemption to deliver to the Holder a sufficient amount of property or money set apart as exempt to pay the indebtedness evidenced hereby, or any renewal hereof, and does hereby irrevocably appoint the Holder and the attorney-in-fact for the maker to claim any and all homestead exemptions allowed by law.

       7. GOVERNING LAW. This Note is intended to constitute a contract under and shall be construed, interpreted and enforced in accordance with the laws of the State of Georgia and all applicable federal laws and regulations.

      8. LIMIT OF VALIDITY. If fulfillment of any provision of this Note shall involve transcending the limit of validity presented prescribed by any applicable usury statute or any other applicable law, then IPSO FACTO, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note that is in excess of the now current limit of such validity, but such obligations shall be fulfilled to the limit of such validity.

      9.  TIME OF ESSENCE. Time is of the essence of this Note.

      10. INUREMENT. This Note shall bind and inure to the benefit of Maker and Holder and their respective heirs, executors, successors, assigns and legal representatives, whether by voluntary action or by operation of law.

      11. CAPTIONS. The captions of the paragraphs of this Note are for convenience only and are not intended to be nor shall be construed as being a part hereof and shall not limit, expand or otherwise affect any of the terms hereof.

      12. SECURED BY SECURITY AGREEMENT. This Promissory Note is secured by a Security Agreement between the parties dated February __, 1995, and is issued pursuant to an Asset Purchase Agreement dated February __, 1995 whereby Maker has acquired certain assets from Holder.

      SIGNED, SEALED AND DELIVERED by Maker the day and year first above set forth.


                                       MAKER:

                                       BRIGHT TECHNOLOGIES, INC.
ATTEST:

BY: (illegible)                        BY: /s/ JOSEPH C. PASSALAQUA  (SEAL)
   ----------------------                 ----------------------------------
                                          JOSEPH C. PASSALAQUA
                                          C.E.O



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


Teleservices               Amortization Table                2/2/95
    Interest Rate      8.00%
    Pre-payment of interest            $60,000.00

Pd                    Payment         Principal     Interest        Balance
 1                                                    8,442.67     1,266,400.00
 2                                                    8,442.67     1,266,400.00
 3                                                    8,442.67     1,266,400.00
 4                                                    8,442.67     1,266,400.00
 5                                                    8,442.67     1,266,400.00
 6                                                    8,442.67     1,266,400.00
 7                                                    8,442.67     1,266,400.00
 8                     7,541.33                       8,442.67     1,266,400.00
 9                     8,442.67                       8,442.67     1,266,400.00
10                    18,442.67       10,000.00       8,442.67     1,256,400.00
11                    18,376.00       10,000.00       8,376.00     1,246,400.00
12                    18,309.33       10,000.00       8,309.33     1,236,400.00
13                    18,242.67       10,000.00       8,242.67     1,226,400.00
14                    18,176.00       10,000.00       8,176.00     1,216,400.00
15                    18,109.33       10,000.00       8,109.33     1,206,400.00
16                    18,042.67       10,000.00       8,042.67     1,196,400.00
17                    17,976.00       10,000.00       7,976.00     1,186,400.00
18                    17,909.33       10,000.00       7,909.33     1,176,400.00
19                    17,842.67       10,000.00       7,842.67     1,166,400.00
20                    17,776.00       10,000.00       7,776.00     1,156,400.00
21                    17,709.33       10,000.00       7,709.33     1,146,400.00
22                    17,642.67       10,000.00       7,642.67     1,136,400.00
23                    17,576.00       10,000.00       7,576.00     1,126,400.00
24                    17,509.33       10,000.00       7,509.33     1,116,400.00
25                    20,942.67       13,500.00       7,442.67     1,102,900.00
26                    20,852.67       13,500.00       7,352.67     1,089,400.00
27                    20,762.67       13,500.00       7,262.67     1,075,900.00
28                    20,672.67       13,500.00       7,172.67     1,062,400.00
29                    20,582.67       13,500.00       7,082.67     1,048,900.00
30                    20,492.67       13,500.00       6,992.67     1,035,400.00
31                    20,402.67       13,500.00       6,902.67     1,021,900.00
32                    20,312.67       13,500.00       6,812.67     1,008,400.00
33                    20,222.67       13,500.00       6,722.67       994,900.00
34                    20,132.67       13,500.00       6,632.67       981,400.00
35                    20,042.67       13,500.00       6,542.67       967,900.00
36                    19,952.67       13,500.00       6,452.67       954,400.00
37                    19,862.67       13,500.00       6,362.67       940,900.00
38                    19,772.67       13,500.00       6,272.67       927,400.00



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